Exhibit 23.1

pwc

<u>CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS</u>

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-202489), and S-8 (Nos. 333-130273, 333-151754, 333-165877, 333-174717, 333-174719, 333-183220, 333-184943, 333-198040, 333-198041, and 333-211713) of IBERIABANK Corporation of our report dated March 31, 2017 relating to the financial statements of Sabadell United Bank, S.A., which appears in this Current Report on Form 8-K/A of IBERIABANK Corporation.

PricewaterhouseCoopers LLP

Miami, Florida
October 11, 2017

PricewaterhouseCoopers LLP, 333 SE 2nd Avenue, Suite 3000, Miami, FL 33131
T: (305) 375 7400, F:(305) 375 6221, www.pwc.com/us